Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby  consent  to  the  incorporation  by  reference in this  Registration
Statement on Form S-8 of our report dated January 12, 1999, relating to the financial statements, which appears on page 34 of Tredegar Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.


PricewaterhouseCoopers LLP

/s/PricewaterhouseCoopers LLP

Richmond, Virginia
September 29, 1999